Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our report dated July 29, 2026, relating to the financial statements of NuCube Energy, Inc. as of and for the years ended December 31, 2025 and 2024, which is contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

September 11, 2026